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                                                                  EXHIBIT 99.12O

                 WRITER'S DIRECT DIAL NUMBER:  (617) 951-7902
                WRITER'S E-MAIL ADDRESS:  MMCCANN@ROPESGRAY.COM

                                 July 14, 2000



North American Funds
286 Congress Street
Boston, MA 02210

Ladies and Gentlemen:

     We hereby consent to the filing as exhibits to your Registration Statement on Form N-14 (File No. 333-37598) of our fourteen opinions, each dated July 7, 2000 and each addressed to you, as to certain tax matters related to the transactions carried out pursuant to such Registration Statement.

                              Very truly yours,

                              /s/ Ropes & Gray

                              Ropes & Gray

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